INDEPENDENT AUDITORS' REPORT


To the Trustees and Shareholders of
The BlackRock California Investment Quality Municipal Trust Inc.

In planning and performing our audit of the financial statements of The BlackRock California Investment Quality Municipal Trust Inc. (the "Trust") for the year ended
October 31, 2002 (on which we have issued our report dated December 6, 2002), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls.
 Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control,
 misstatements due to error or fraud may
occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Trust's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants.  A material
 weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.  However, we
noted no matters involving the Trust's internal control
 and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of October 31, 2002.

This report is intended solely for the information and
 use of management, the Trustees and
Shareholders of The BlackRock California Investment
 Quality Municipal Trust Inc., and the
Securities and Exchange Commission and is not intended
 to be and should not be used by anyone
other than these specified parties.



December 6, 2002